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                                                                    Exhibit 10.1

                                  APPLIX, INC.

                        2007 Executive Officer Bonus Plan

     1. Purpose

     The purpose of this 2007 Executive Officer Bonus Plan of Applix, Inc., a Massachusetts corporation (the "Company"), is to enhance the Company's ability to attract, retain and motivate executive officers of the Company and to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of the executive officers with those of the stockholders of the Company.

     2. Period Covered by Plan

     This Plan shall cover the fiscal year ending December 31, 2007. Bonus payments based on Revenue and Adjusted Operating Income (each as defined below) shall be calculated and paid with respect to each of the four quarters in 2007. Additional bonus payments based on Adjusted Operating Income shall be calculated and paid with respect to 2007 as a whole. Bonus payments based on individual performance shall be determined and paid with respect to 2007 as a whole.

     3. Eligibility

     All of the Company's executive officers, within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934 (the "Participants"), are eligible to receive bonus payments under this Plan. In order to be eligible to receive a bonus payment, the Participant must be employed by the Company as of the time the Company first publicly reports its financial results for the fiscal quarter or fiscal year, as applicable, based upon which the bonus payment is determined.

     4. Administration

     This Plan will be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable. The Compensation Committee shall have broad discretion to construe and interpret the terms of this Plan, to make adjustments or amendments to this Plan, and to make determinations as to whether the criteria for bonus payments have been satisfied. All decisions by the Compensation Committee shall be made in the Compensation Committee's sole discretion and shall be final and binding on all Participants and all persons having or claiming any interest in this Plan. No member of the Compensation Committee shall be liable for any action or determination relating to or under this Plan unless it is demonstrated that such action or determination was made in bad faith.

     5. Bonus Payments

          (a) Target Bonuses. Each Participant shall have a target bonus for 2007 under this Plan (the "Target Bonus"). In addition, each Participant's Target Bonus shall be allocated among, and determined based upon, one or more of the following three measurement criteria:


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          -    the Company's revenue, as determined in accordance with generally accepted accounting principles ("GAAP") and reported in the Company's Quarterly Reports on Form 10-Q and Annual Report on
               Form 10-K filed with the SEC ("Revenue");

          - the Company's operating income, as determined in accordance with GAAP and reported in the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC, plus the amount of operating expenses attributable to outstanding stock options in accordance with FASB Statement of Financial Accounting Standards No. 123R ("Adjusted Operating Income"); and

          -    Individual performance.

The portion of a Participant's Target Bonus that is allocated to Revenue shall be referred to in this Plan as the "Revenue Target Bonus"; the portion of a Participant's Target Bonus that is allocated to Adjusted Operating Income shall be referred to in this Plan as the "Adjusted Operating Income Target Bonus"; and the portion of a Participant's Target Bonus that is allocated to individual performance shall be referred to in this Plan as the "Individual Performance Target Bonus". Each Participant's Revenue Target Bonus and Adjusted Operating Income Target Bonus shall be divided into four equal quarterly portions.

     The Target Bonus, and allocation of that Target Bonus among the Revenue Target Bonus, Adjusted Operating Income Target Bonus and Individual Performance Target Bonus, for each Participant shall be as follows:

                                                                                         Individual
                                                               Adjusted Operating       Performance
Name               Target Bonus     Revenue Target Bonus       Income Target Bonus      Target Bonus
----               ------------     --------------------       -------------------    ---------------
David Mahoney        $285,000     $99,750 (35% of Target     $99,750 (35% of Target   $85,500 (30% of
                                  Bonus) -- $24,937.50 per   Bonus) -- $24,937.50     Target Bonus)
                                  quarter                    per quarter

Milton Alpern        $135,000     $47,250 (35% of Target     $47,250 (35% of Target   $40,500 (30% of
                                  Bonus) -- $11,812.50 per   Bonus) -- $11,812.50     Target Bonus)
                                  quarter                    per quarter

Michael Morrison     $220,000     $96,800 (44% of Target     $79,200 (36% of Target   $44,000 (20% of
                                  Bonus) -- $24,200 per      Bonus) -- $19,800 per    Target Bonus)
                                  quarter                    quarter

Chanchal Samanta     $70,000      $28,000 (40% of Target     $28,000 (40% of Target   $14,000 (20% of
                                  Bonus) -- $7,000 per       Bonus) -- $7,000 per     Target Bonus)
                                  quarter                    quarter

          (b) Annual Adjusted Operating Income Bonuses. The Company will pay to each Participant an additional bonus (the "Annual Adjusted Operating Income Bonus"), if the Company attains more than 100% of its Adjusted Operating Income target for 2007. Each Participant's Annual Adjusted Operating Income Bonus shall be determined based upon the Company's Adjusted Operating Income for 2007.


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          (c) Revenue Targets, Adjusted Operating Income Targets, Annual
Adjusted Operating Income Target and Individual Performance Objectives. For purposes of this Plan, (i) the Company's Revenue targets for each quarter of 2007 (the "Revenue Targets") shall be as set forth in the 2007 Operating Plan approved by the Board of Directors at its February 7, 2007 meeting and attached to the minutes of such meeting (the "2007 Plan"), (ii) the Company's Adjusted Operating Income targets for each quarter of 2007 (the "Adjusted Operating Income Targets") shall be as set forth in the 2007 Plan and (iii) the Company's Adjusted Operating Income target for 2007 (the "Annual Adjusted Operating Income Target") shall be as set forth in the 2007 Plan. In the event the Company acquires another company or business during 2007, the Compensation Committee shall adjust the quarterly Revenue Targets, the quarterly Adjusted Operating Income Targets and the Annual Adjusted Operating Income Target in such manner as they shall determine in their discretion.

     The individual performance objectives for each Participant for 2007 (the "Individual Performance Objectives") shall be established, in the case of the Chief Executive Officer, by the Compensation Committee and, in the case of all other Participants, by the Chief Executive Officer.

          (d) Calculation of Revenue Bonus. The Company shall pay to each Participant a quarterly bonus based on Revenue during each quarter of 2007, calculated as follows:

          - no quarterly Revenue bonus shall be paid unless the Company attains 85% of its Revenue Target for such quarter;

          - if the Company attains from 85% up to and including 100% of its Revenue Target for such quarter, the Company shall pay each Participant a Revenue bonus for such quarter equal to (i) such Participant's quarterly Revenue Target Bonus multiplied by (ii) 50% plus 3.33% for each 1% by which Revenue for such quarter exceeded 85% of the Revenue Target for such quarter (for example, attainment of 91% of the Revenue Target for a quarter would result in the payment of 70% of each Participant's quarterly Revenue Target Bonus);

          - if the Company attains more than 100% up to and including 110% of its Revenue Target for such quarter, the Company shall pay each Participant a Revenue bonus for such quarter equal to (i) such Participant's quarterly Revenue Target Bonus multiplied by (ii) 100% plus 4.33% for each 1% by which Revenue for such quarter exceeded 100% of the Revenue Target for such quarter (for example, attainment of 106% of the Revenue Target for a quarter would result in the payment of 126% of each Participant's quarterly Revenue Target Bonus); and

          - if the Company attains more than 110% of its Revenue Target for such quarter, the Company shall pay each Participant a Revenue bonus for such quarter equal to (i) such Participant's quarterly Revenue Target Bonus multiplied by (ii) 143.33% plus 5.33% for each 1% by which Revenue for such quarter exceeded 110% of the Revenue Target for such quarter (for example, attainment of 124% of the Revenue Target for a quarter would result in the payment of 218% of each Participant's quarterly Revenue Target Bonus).


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     The Company shall pay the bonuses payable under this Section 5(d) for each quarter of 2007 as promptly as practicable following the meeting of the Compensation Committee at which the Company's operating results for such quarter and the bonuses due pursuant to this Section 5(d) are presented to the Compensation Committee.

          (e) Calculation of Adjusted Operating Income Bonus. The Company shall pay to each Participant a quarterly bonus based on Adjusted Operating Income during each quarter of 2007, calculated as follows:

          - no quarterly Adjusted Operating Income bonus shall be paid unless the Company attains 80% of its Adjusted Operating Income Target for such quarter; and

          - if the Company attains from 80% up to and including 100% of its Adjusted Operating Income Target for such quarter, the Company shall pay each Participant an Adjusted Operating Income bonus for such quarter equal to (i) such Participant's quarterly Adjusted Operating Income Target Bonus multiplied by (ii) 25% plus 3.75% for each 1% by which Adjusted Operating Income for such quarter exceeded 80% of the Adjusted Operating Income Target for such quarter (for example, attainment of 88% of the Adjusted Operating Income Target for a quarter would result in the payment of 55% of each Participant's quarterly Adjusted Operating Income Target Bonus).

     The Company shall pay the bonuses payable under this Section 5(e) for each quarter of 2007 as promptly as practicable following the meeting of the Compensation Committee at which the Company's operating results for such quarter and the bonuses due pursuant to this Section 5(e) are presented to the Compensation Committee.

          (f) Calculation of Annual Adjusted Operating Income Bonus. The Company shall pay to each Participant an annual bonus based on Adjusted Operating Income for 2007, calculated as follows:

          - if the Company attains more than 100% up to and including 110% of its Annual Adjusted Operating Income Target for 2007, the Company shall pay each Participant an Annual Adjusted Operating Income Bonus for 2007 equal to (i) such Participant's aggregate Adjusted Operating Income Target Bonus for all four quarters of 2007 multiplied by (ii) 3.75% for each 1% by which Adjusted Operating Income for 2007 exceeded 100% of the Annual Adjusted Operating Income Target for 2007 (for example, attainment of 106% of the Annual Adjusted Operating Income Target for 2007 would result in the payment of 22.5% of each Participant's aggregate Adjusted Operating Income Target Bonus for all four quarters of 2007); and

          - if the Company attains more than 110% of its Annual Adjusted Operating Income Target for 2007, the Company shall pay each Participant an Annual Adjusted Operating Income Bonus for 2007 equal to (i) such Participant's aggregate Adjusted Operating Income Target Bonus for all four quarters of 2007 multiplied by
               (ii) 37.5% plus 4.75% for each 1% by which Adjusted Operating Income for 2007 exceeded 110% of the Annual Adjusted Operating Income Target for 2007 (for example, attainment of 120% of the Annual Adjusted Operating Income


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               Target for 2007 would result in the payment of 85% of each
               Participant's aggregate Adjusted Operating Income Target Bonus for all four quarters of 2007).

     The Company shall pay the bonuses payable under this Section 5(f) as promptly as practicable following the meeting of the Compensation Committee at which the Company's operating results for 2007 and the bonuses due pursuant to this Section 5(f) are presented to the Compensation Committee.

          (g) Determination of Individual Performance Bonus. No later than February 28, 2008, the Compensation Committee shall determine what percentage, which may range from 0% to 150% of each Participant's Individual Performance Target Bonus, shall be paid to such Participant, based upon the extent to which such Participant has satisfied his or her Individual Performance Objectives for 2007. The Company shall pay the bonuses payable under this Section 5(g) as promptly as practicable following the meeting of the Compensation Committee at which such determination is made.

     6. Acquisition of the Company

     This Plan shall terminate effective immediately prior to an Acquisition (as defined below) of the Company, provided that any bonus payments due with respect to a fiscal period that ended prior to such Acquisition shall nevertheless be paid. "Acquisition" shall mean (a) any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation) or (b) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction or (c) the sale of all or substantially all of the assets of the Company.

     7. Withholding Taxes

     The Company may deduct from any payment otherwise due to Participants under this Plan any amount required to be withheld by the Company under applicable federal, state, and local or other income and employment tax withholding laws and regulations. If the Company elects not to or cannot withhold such amounts from payments due to a Participant, each Participant must pay the Company the full amount, if any, required for withholding.

     8. Miscellaneous Provisions

          (a) Non-transferability of Rights. The rights to a payment of a bonus under this Plan may not be sold, transferred, pledged, hypothecated or otherwise disposed of.

          (b) No Right to Continued Employment. The opportunity to receive a bonus under this Plan shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any


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time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan.

          (c) Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Plan shall be severable and enforceable to the extent permitted by law.

          (d) Amendment and Termination. The Compensation Committee may amend or terminate this Plan or any portion thereof at any time.

          (e) Compliance With Code Section 409A. Notwithstanding any other provision of this Plan to the contrary, all bonus payments made hereunder should be made no later than March 15, 2008. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Compensation Committee.

          (f) Governing Law. This Plan shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.


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